FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces Fourth Quarter 2011 and Full Year Results

Nashville, TN.  February 16, 2012 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the fourth quarter and full year 2011.

•	Cash From Facility Operations (“CFFO”) was $64.8 million, or $0.54 per share, excluding $8.0 million of integration and transaction-related costs in the fourth quarter of 2011.

•	Average occupancy was 87.8%, a 40 basis point increase from 87.4% in the third quarter of 2011 and 30 basis points higher than the fourth quarter of 2010.

•	Average monthly revenue per unit improved by 2.0% to $4,587 from $4,498 for the fourth quarter of 2010.

•
Revenue increased over the fourth quarter of 2010 by $93.7 million, or 16.2%, to $672.0 million.  Resident and management fee revenue for the fourth quarter increased $30.6 million, or 5.5%, from the fourth quarter of 2010.

•	Adjusted EBITDA was $104.4 million, excluding integration and transaction-related costs in the fourth quarter of 2011, as compared to $108.6 million in the fourth quarter of 2010.

Bill Sheriff, Brookdale’s CEO, said, “We executed well in the fourth quarter as evidenced by a 40 basis point sequential increase in average occupancy.  Our Retirement Centers segment hit its highest occupancy since the first quarter of 2008 – continuing the third quarter’s improvement in rental independent living.  The number of independent living entry fee sales also increased for the fourth quarter and the full year from the prior year periods.  From a pricing perspective, excluding ancillary services and the impact of the skilled nursing rate reimbursement changes from all periods, our fourth quarter same community senior housing average rate growth was approximately 2%, similar to the fourth quarter of 2010.  This demonstrates that pricing is stable even given the adjustments we made with pricing in the second quarter.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “Our outlook for 2012 is one of very slow, steady economic improvement during the course of the year.  We have initiated our CFFO guidance for 2012 in the range of $2.10 to $2.20 per share.  We expect that increased occupancy, modest pricing increases, the accretion from the Horizon Bay acquisition and returns from capital re-invested in our portfolio will offset an estimated $25 million aggregate of Medicare-related reimbursement rate reductions and service delivery changes.

Financial Results

Total revenue for the fourth quarter was $672.0 million, an increase of $93.7 million, or 16.2%, from the fourth quarter of 2010.  Revenue for the full year 2011 was $2.5 billion, a 7.8% increase from $2.3 billion for the full year 2010.  Resident and management fee revenue for the fourth quarter increased $30.6 million, or 5.5%, from the fourth quarter of 2010.  For the full year of 2011, resident and management fee revenue increased 4.2% from the full year of 2010.

Beginning October 1, 2011, the Company was impacted by a reduction in the reimbursement rate for Medicare skilled nursing patients as well a negative change in the allowable method for delivering therapy services to skilled nursing patients.  Medicare reimbursed skilled nursing accounts for approximately $180 million, or 7%, of the Company’s total revenue.  For the fourth quarter, the negative financial impact of these changes was approximately $4.8 million for the reimbursement rate reduction and approximately $0.8 million for the increased therapy labor required.  This impact is reflected in the financial results presented throughout this release.

Average monthly revenue per unit was $4,587 in the fourth quarter, an increase of $89, or 2.0%, over the fourth quarter of 2010, and $4,612 for the full year of 2011, a 3.9% increase over the full year of 2010.  Average occupancy for all consolidated communities for the fourth quarter of 2011 was 87.8%, compared to 87.5% for the fourth quarter of 2010 and 87.4% for the third quarter of 2011.  For the full year, average occupancy for all consolidated communities was 87.3%, compared to 87.1% for the full year of 2010.  For the managed community portfolio, average occupancy for the fourth quarter was 84.4%.

Facility operating expenses for the fourth quarter were $390.0 million, an increase of $29.3 million, or 8.1%, from the fourth quarter of 2010.  Facility operating expenses for the full year 2011 were $1.5 billion, a 4.9% increase from $1.4 billion for the full year 2010.  Operating contribution margin for the Company during the fourth quarter of 2011 was 33.3%, down from 35.6% in the fourth quarter of 2010.  For the twelve months ended December 31, 2011, operating contribution margin was 34.2%, down from 34.9% for the full year 2010.

General and administrative expenses for the fourth quarter were $42.4 million.  Excluding integration and transaction-related costs from the fourth quarter of 2011 and non-cash stock-based compensation expense from both periods, general and administrative expenses were $28.8 million in the fourth quarter of 2011 versus $29.7 million for the prior year same period.  Demonstrating the Company’s efficient platform, this was 3.9% of revenue (including revenues under management) in the fourth quarter of 2011.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Fourth quarter Adjusted EBITDA and Cash From Facility Operations included integration and transaction-related costs of $8.0 million.  For the twelve months ended December 31, 2011, Adjusted EBITDA and Cash

From Facility Operations included integration and transaction-related costs of $14.4 million.  Brookdale also uses Facility Operating Income to assess the performance of its communities.

For the quarter ended December 31, 2011, Facility Operating Income was $188.1 million, a decrease of $5.0 million, or 2.6%, from the fourth quarter of 2010, and Adjusted EBITDA was $104.4 million, excluding the integration and transaction-related costs in 2011, a decrease of $4.2 million, or 3.9%, over the fourth quarter of 2010.  Comparing the twelve months ended December 31, 2011 against the twelve months ended December 31, 2010, Adjusted EBITDA increased $8.6 million, excluding integration and transaction-related costs in 2011, or 2.1% and Facility Operating Income increased $13.5 million, or 1.8%.

Cash From Facility Operations was $56.7 million for the fourth quarter of 2011, or $0.47 per share, and, excluding integration and transaction-related costs, was $64.8 million for the fourth quarter of 2011, or $0.54 per share, a decrease of $4.8 million, or 7.0%, from CFFO of $69.6 million, or $0.58 per share, for the fourth quarter of 2010.  Cash From Facility Operations, excluding integration and transaction-related costs, was $254.3 million for the twelve months ended December 31, 2011, an increase of $13.6 million, or 5.7%, from CFFO of $240.7 million for the full year of 2010.

Net loss for the fourth quarter of 2011 was $(14.9) million, or $(0.12) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, asset impairment, non-cash stock-based compensation expense, loss on acquisition and straight-line lease expense, net of deferred gain amortization.

Operating Activities

For the quarter ended December 31, 2011, same community revenues grew 2.0% over the same period in 2010 as revenue per unit increased by 1.8% and occupancy grew by 0.2%.  Same community Facility Operating Income for the quarter decreased by 4.7% when compared to the fourth quarter of 2010 as expenses grew by 5.8%.

The same community results for senior housing, excluding ancillary services, for the three months ended December 31, 2011 showed revenues grew 1.5% over the corresponding period in 2010 as revenue per unit increased by 1.2%.  Same community Facility Operating Income for senior housing (excluding ancillary services) decreased by 3.0% over the fourth quarter of 2010. Excluding the change in Medicare skilled nursing due to reimbursement rate reductions and elimination of group therapy, same community senior housing revenue per unit increased by 2.1% and same community senior housing Facility Operating Income decreased by less than 1.0% over the corresponding period in 2010.

By the end of the fourth quarter, the Company’s ancillary services programs provided outpatient therapy services to approximately 36,200 Brookdale units.  At the end of the quarter, the Company’s home health agencies were serving approximately 29,000 units across the total consolidated Brookdale portfolio, up from approximately 26,400 units served a year ago.  Outpatient therapy and home health services produced $136 of monthly Facility Operating Income per occupied unit in the fourth quarter across all units served, down from $178 per month a year ago, driven primarily by reimbursement rate reductions.

Balance Sheet

Brookdale had $30.8 million of unrestricted cash and cash equivalents and $98.9 million of restricted cash on its balance sheet at the end of the fourth quarter.  As of December 31, 2011, the Company had an available secured line of credit with a $230.0 million commitment and separate secured and unsecured letter of credit facilities of up to $85.7 million in the aggregate.  As of December 31, 2011, $65.0 million was drawn on the revolving loan facility and $78.1 million of letters of credit had been issued under the letter of credit facilities.

During December, the Company repaid $5.0 million of mortgage debt related to two communities. The Company currently has no mortgage debt maturities before 2013, other than periodic, scheduled principal payments.

On August 11, 2011, the Company’s board of directors approved a share repurchase program that authorizes the Company to purchase up to $100.0 million in the aggregate of the Company’s common stock.  Pursuant to this authorization, 1,217,100 shares were purchased for the full year ended December 31, 2011, at a cost of approximately $17.6 million, or a weighted average price of approximately $14.44 per share.  No shares were purchased during the fourth quarter.  As of December 31, 2011, approximately $82.4 million remains available under this share repurchase authorization.

Acquisitions/Divestitures

Effective November 1, 2011, the Company acquired one assisted living community that the Company previously managed for an aggregate purchase price of $30.2 million, which was paid from cash on hand.  The results of operations of the acquired community are included in the consolidated financial statements from the effective date of the acquisition and are reported in the Assisted Living segment.

Subsequent Events

In February, the Company completed the acquisition of nine communities with a total of 1,295 units for an aggregate purchase price of $121.3 million, plus customary transaction expenses. The communities had previously been operated by the Company under long-term leases that were accounted for as operating leases.

The Company financed the transaction with $77.9 million of first mortgage financing secured by seven of the communities and $15.0 million of seller-financing secured by two of the communities.  The $77.9 million first mortgage facility has a ten year term.  75% of the facility bears interest at a fixed rate of 4.2% and the remaining 25% of the facility bears interest at a variable rate of 30 day LIBOR plus a margin of 276 basis points.  The $15.0 million mortgage loan has a two year term and bears interest at a fixed rate of 7.0%.

Additionally, subsequent to year end, the Company obtained a $63.0 million first mortgage loan secured by one of the Company’s communities.  The loan has a five year term and bears interest at a variable rate of 30 day LIBOR plus 300 basis points.  In connection with the transaction, the Company repaid a $62.8 million first mortgage loan that was scheduled to mature in 2013.

2012 Outlook

For the full year 2012, the Company expects Cash From Facility Operations to range between $2.10 and $2.20 per share.  These estimates do not include the impact on operating results from possible future acquisitions or dispositions.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company’s website at www.brookdaleliving.com supplemental information relating to the Company’s fourth quarter and full year 2011 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.

Earnings Conference Call

Brookdale’s management will conduct a conference call to review the financial results of its fourth quarter ended December 31, 2011 on Friday, February 17, 2012 at 10:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living Fourth Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on February 24, 2012 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code “50188721”.  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 647 communities in 36 states and the ability to serve over 67,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the consummation of the restructuring of the management agreements with Chartwell Seniors Housing Real Estate Investment Trust; statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, cash flow, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, expansion and development activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, returns on re-invested capital and CFFO; our belief regarding the value of our common stock and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results (including all statements relating to our expectations regarding the effect of recent Medicare reimbursement rate and therapy service delivery changes on our results and cash flow); our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health and hospice); our plans to expand, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, the risk that we may not be able to satisfy the conditions and successfully complete the Chartwell management agreement restructuring; the risk that we may not be able to successfully integrate the new Horizon Bay communities into our operations; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; changes in governmental reimbursement programs; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue
Resident fees	$584,640	$559,959	$2,291,757	$2,207,673
Management fees	7,349	1,445	13,595	5,591
Reimbursed costs incurred on behalf of managed communities	79,982	16,820	152,566	67,271
Total revenue	671,971	578,224	2,457,918	2,280,535

Expense
Facility operating expense (excluding depreciation and amortization of $55,832, $49,904, $211,038 and $208,181, respectively)	389,961	360,619	1,508,571	1,437,930
General and administrative expense (including non-cash stock-based compensation expense of $5,540, $4,960, $19,856 and $20,759, respectively)	42,392	34,692	148,327	131,709
Facility lease expense	74,164	67,391	274,858	270,905
Depreciation and amortization	62,076	71,161	268,506	292,341
Gain on sale of communities, net	-	(3,298)	-	(3,298)
Asset impairment	2,046	13,075	16,892	13,075
Loss (gain) on acquisition	1,538	-	(1,982)	-
Costs incurred on behalf of managed communities	79,982	16,820	152,566	67,271
Facility lease termination (gain) expense	-	(8)	-	4,608
Total operating expense	652,159	560,452	2,367,738	2,214,541
Income from operations	19,812	17,772	90,180	65,994

Interest income	969	717	3,538	2,238
Interest expense:
Debt	(32,206)	(32,101)	(124,873)	(132,641)
Amortization of deferred financing costs and debt discount	(4,403)	(1,713)	(13,427)	(8,963)
Change in fair value of derivatives and amortization	273	905	(3,878)	(4,118)
Loss on extinguishment of debt, net	-	-	(18,863)	(1,557)
Equity in earnings (loss) of unconsolidated ventures	1,137	(620)	1,432	168
Other non-operating (expense) income	(204)	-	56	(1,454)
Loss before income taxes	(14,622)	(15,040)	(65,835)	(80,333)
(Provision) benefit for income taxes	(253)	6,904	(2,340)	31,432
Net loss	$(14,875)	$(8,136)	$(68,175)	$(48,901)

Basic and diluted net loss per share	$(0.12)	$(0.07)	$(0.56)	$(0.41)

Weighted average shares used in computing basic and diluted net loss per share	120,951	120,580	121,161	120,010

Consolidated Balance Sheets
(Audited, in thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)

Cash and cash equivalents	$30,836	$81,827
Cash and escrow deposits - restricted	45,903	79,669
Accounts receivable, net	98,697	88,033
Other current assets	105,439	78,580
Total current assets	280,875	328,109
Property, plant, and equipment and leasehold intangibles, net	3,694,064	3,736,842
Other assets, net	491,122	465,519
Total assets	$4,466,061	$4,530,470

Current liabilities	$620,950	$606,358
Long-term debt, less current portion	2,415,971	2,498,620
Other liabilities	388,932	365,495
Total liabilities	3,425,853	3,470,473
Stockholders’ equity	1,040,208	1,059,997
Total liabilities and stockholders’ equity	$4,466,061	$4,530,470

Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net loss	$(68,175)	$(48,901)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	18,863	1,557
Depreciation and amortization	281,933	301,304
Asset impairment	16,892	13,075
Gain on sale of assets and unconsolidated ventures	(1,180)	(2,509)
Equity in earnings of unconsolidated ventures	(1,432)	(168)
Distributions from unconsolidated ventures from cumulative share of net earnings	1,282	775
Amortization of deferred gain	(4,373)	(4,343)
Amortization of entrance fees	(25,401)	(24,397)
Proceeds from deferred entrance fee revenue	38,378	37,486
Deferred income tax provision (benefit)	943	(33,295)
Change in deferred lease liability	8,608	10,521
Change in fair value of derivatives and amortization	3,878	4,118
Gain on acquisition	(1,982)	-
Lessor cash reimbursement for tenant incentive	1,251	-
Change in future service obligation	-	(1,064)
Non-cash stock-based compensation	19,856	20,759
Changes in operating assets and liabilities:
Accounts receivable, net	(5,367)	(7,956)
Prepaid expenses and other assets, net	(22,934)	(22,050)
Accounts payable and accrued expenses	13,721	(11,775)
Tenant refundable fees and security deposits	(2,186)	(3,158)
Deferred revenue	(4,148)	(1,735)
Net cash provided by operating activities	268,427	228,244
Cash Flows from Investing Activities
Increase in lease security deposits and lease acquisition deposits, net	(3,088)	(2,175)
Decrease in cash and escrow deposits — restricted	56,176	4,705
Net proceeds from the sale of assets	30,817	12,079
Additions to property, plant, and equipment and leasehold intangibles, net of related payables	(160,131)	(93,681)
Purchase of marketable securities — restricted	(32,724)	-
Sale of marketable securities — restricted	1,431	-
Acquisition of assets, net of related payables and cash received	(88,682)	(57,948)
Purchase of Horizon Bay Realty, L.L.C., net of cash acquired	5,516	-
Receipt on notes receivable, net	1,484	1,079
Investment in unconsolidated ventures	(13,990)	(660)
Distributions received from unconsolidated ventures	206	97
Proceeds from the sale of unconsolidated venture	-	675
Other	(914)	(676)
Net cash used in investing activities	(203,899)	(136,505)
Cash Flows from Financing Activities
Proceeds from debt	482,669	414,795
Proceeds from issuance of convertible notes, net	308,212	-
Issuance of warrants	45,066	-
Purchase of bond hedge	(77,007)	-
Repayment of debt and capital lease obligations	(898,565)	(476,527)
Proceeds from line of credit	225,000	60,000
Repayment of line of credit	(160,000)	(60,000)
Payment of financing costs, net of related payables	(8,712)	(8,541)
Other	(1,287)	(763)
Refundable entrance fees:
Proceeds from refundable entrance fees	29,611	36,420
Refunds of entrance fees	(25,754)	(21,060)
Cash portion of loss on extinguishment of debt	(17,040)	(179)
Recouponing and payment of swap termination	(99)	(20,427)
Purchase of treasury stock	(17,613)	-
Net cash used in financing activities	(115,519)	(76,282)
Net (decrease) increase in cash and cash equivalents	(50,991)	15,457
Cash and cash equivalents at beginning of year	81,827	66,370
Cash and cash equivalents at end of year	$30,836	$81,827

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC and first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months and years ended December 31, 2011 and 2010 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2011(1)	2010	2011(1)	2010
Net loss	$(14,875)	$(8,136)	$(68,175)	$(48,901)
Provision (benefit) for income taxes	253	(6,904)	2,340	(31,432)
Equity in (earnings) loss of unconsolidated ventures	(1,137)	620	(1,432)	(168)
Loss on extinguishment of debt, net	-	-	18,863	1,557
Other non-operating expense (income)	204	-	(56)	1,454
Interest expense:
Debt	24,467	24,459	93,229	102,245
Capitalized lease obligation	7,739	7,642	31,644	30,396
Amortization of deferred financing costs and debt discount	4,403	1,713	13,427	8,963
Change in fair value of derivatives and amortization	(273)	(905)	3,878	4,118
Interest income	(969)	(717)	(3,538)	(2,238)
Income from operations	19,812	17,772	90,180	65,994
Facility lease termination (gain) expense	-	(8)	-	4,608
Depreciation and amortization	62,076	71,161	268,506	292,341
Asset impairment	2,046	13,075	16,892	13,075
Gain on sale of communities	-	(3,298)	-	(3,298)
Loss (gain) on acquisition	1,538	-	(1,982)	-
Straight-line lease expense	3,592	2,412	8,608	10,521
Amortization of deferred gain	(1,093)	(1,085)	(4,373)	(4,343)
Amortization of entrance fees	(6,536)	(6,237)	(25,401)	(24,397)
Non-cash stock-based compensation expense	5,540	4,960	19,856	20,759
Change in future service obligation	-	-	-	(1,064)
Entrance fee receipts(2)	22,920	18,887	67,989	73,906
First generation entrance fees received (3)	(5,440)	(4,060)	(12,617)	(18,548)
Entrance fee disbursements(4)	(8,107)	(4,954)	(24,993)	(21,060)
Adjusted EBITDA	$96,348	$108,625	$402,665	$408,494

(1)	The calculation of Adjusted EBITDA includes integration and transaction-related costs for the three months and year ended December 31, 2011 of $8.0 million and $14.4 million, respectively.
(2)	Includes the receipt of refundable and nonrefundable entrance fees.
(3)	First generation entrance fees received represents initial entrance fees received from the sale of units at a recently opened entrance fee CCRC.
(4)
Entrance fee refunds disbursed excludes $0.8 million of first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community for the three months and year ended December 31, 2011.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community, lease financing debt amortization with fair market value or no purchase options, facility lease termination expense, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-

recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three months and years ended December 31, 2011 and 2010 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2011(1)	2010	2011(1)	2010

Net cash provided by operating activities	$57,894	$49,089	$268,427	$228,244
Changes in operating assets and liabilities	12,076	27,851	20,914	46,674
Refundable entrance fees received(2)	11,017	9,117	29,611	36,420
First generation entrance fees received (3)	(5,440)	(4,060)	(12,617)	(18,548)
Entrance fee refunds disbursed(4)	(8,107)	(4,954)	(24,993)	(21,060)
Recurring capital expenditures, net	(8,661)	(6,386)	(33,661)	(27,969)
Lease financing debt amortization with fair market value or no purchase options	(2,700)	(2,313)	(10,465)	(8,972)
Facility lease termination (gain) expense	-	(8)	-	4,608
Distributions from unconsolidated ventures from cumulative share of net earnings	(582)	(775)	(582)	(775)
CFFO from unconsolidated ventures	1,249	2,050	3,289	2,050
Cash From Facility Operations	$56,746	$69,611	$239,923	$240,672

(1)	The calculation of CFFO includes integration and transaction-related costs for the three months and year ended December 31, 2011 of $8.0 million and $14.4 million, respectively.
(2)
Total entrance fee receipts for the three months ended December 31, 2011 and 2010 were $22.9 million and $18.9 million, respectively, including $11.9 million and $9.8 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.  Total entrance fee receipts for the years ended December 31, 2011 and 2010 were $68.0 million and $73.9 million, respectively, including $38.4 million and $37.5 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

(3)	First generation entrance fees received represents initial entrance fees received from the sale of units at a recently opened entrance fee CCRC.
(4)
Entrance fee refunds disbursed excludes $0.8 million of first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community for the three months and year ended December 31, 2011.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months and years ended December 31, 2011 and 2010 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Net loss	$(14,875)	$(8,136)	$(68,175)	$(48,901)
Provision (benefit) for income taxes	253	(6,904)	2,340	(31,432)
Equity in (earnings) loss of unconsolidated ventures	(1,137)	620	(1,432)	(168)
Loss on extinguishment of debt	-	-	18,863	1,557
Other non-operating expense (income)	204	-	(56)	1,454
Interest expense:
Debt	24,467	24,459	93,229	102,245
Capitalized lease obligation	7,739	7,642	31,644	30,396
Amortization of deferred financing costs and debt discount	4,403	1,713	13,427	8,963
Change in fair value of derivatives and amortization	(273)	(905)	3,878	4,118
Interest income	(969)	(717)	(3,538)	(2,238)
Income from operations	19,812	17,772	90,180	65,994
Facility lease termination (gain) expense	-	(8)	-	4,608
Gain on sale of communities	-	(3,298)	-	(3,298)
Depreciation and amortization	62,076	71,161	268,506	292,341
Asset impairment	2,046	13,075	16,892	13,075
Loss (gain) on acquisition	1,538	-	(1,982)	-
Change in future service obligation	-	-	-	(1,064)
Facility lease expense	74,164	67,391	274,858	270,905
General and administrative (including non-cash stock-based compensation expense)	42,392	34,692	148,327	131,709
Amortization of entrance fees	(6,536)	(6,237)	(25,401)	(24,397)
Management fees	(7,349)	(1,445)	(13,595)	(5,591)
Facility Operating Income	$188,143	$193,103	$757,785	$744,282